Exhibit 99.1

SCHEDULE II

60-Day Transaction History

The following transactions were effected during the past 60 days by funds registered under the Investment Company Act of 1940 that are sub-advised by non-affiliated sub-advisers of MassMutual and which such sub-advisory agreement may be terminated by MassMutual within 60 days:

Date (Trade)	Shares Purchased/(Sold)	Weighted Average Price
5/1/2026	(1.000)	$51.580000
5/5/2026	32.000	$51.655000
5/5/2026	12.000	$51.655000
5/5/2026	45.000	$51.620000
5/6/2026	25.000	$51.650000
5/6/2026	31.000	$51.650000
5/6/2026	25.000	$51.650000
5/6/2026	(20.000)	$51.668500
5/7/2026	24.000	$51.660000
5/18/2026	(20.000)	$51.768500
5/18/2026	(20.000)	$51.768500
5/19/2026	(25.000)	$51.828800
5/22/2026	3.000	$51.820000
5/26/2026	(50.000)	$51.828800
5/26/2026	(20.000)	$51.828500
5/28/2026	(30.000)	$51.808667
6/2/2026	(40.000)	$51.768750
6/3/2026	(5.000)	$51.790000
6/3/2026	(40.000)	$51.773750
6/4/2026	(30.000)	$51.828667
6/4/2026	(30.000)	$51.808667
6/4/2026	(30.000)	$51.808667
6/9/2026	(20.000)	$51.822000
6/10/2026	3.000	$51.720000
6/11/2026	(3.000)	$51.860000
6/11/2026	18.000	$51.830000
6/12/2026	3.000 *	$51.830000
6/16/2026	(14.000)	$51.818571
6/22/2026	(3.000)	$51.906667
6/23/2026	16.000	$51.910000
6/24/2026	(1.000)	$51.910000
6/26/2026	3.000	$51.970000
6/29/2026	(28.000)	$51.958929
6/29/2026	(11.000)	$51.958182
6/29/2026	(1.000)	$51.960000
6/29/2026	11.000	$51.965455
6/29/2026	45.000 *	$51.930000
6/30/2026	(0.353)	$51.983003

* Transaction represented transfer of stock.

The above transactions (other than those marked with *) were effected on the open market.